UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2017

CALIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 N. McDowell Boulevard, Petaluma, California		94954
(Address of principal executive offices)		(Zip Code)

(707) 766-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).  ☐

Item 1.01 Entry into Material Definitive Agreement.

Effective as of August 7, 2017 (the “Closing Date”), Calix, Inc. (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”). The Loan Agreement provides for a senior secured revolving credit facility (the “Credit Facility”), pursuant to which SVB agreed to make revolving advances available to the Company in a principal amount of up to $30 million based on a customary accounts receivable borrowing base (as specified in the Loan Agreement) and subject to certain exceptions for accounts originating outside the United States and certain specific accounts, which could reduce the amount available to the Company under the Credit Facility. The Credit Facility includes a $10 million sublimit for the issuance of letters of credit. The letters of credit issued under the Loan Agreement will reduce, on a dollar-for-dollar basis, the amount available under the Credit Facility. In addition, the Company can borrow up to $5 million on a non-formula revolver until January 15, 2018, which will reduce, on a dollar-for-dollar basis, the amount available under the Credit Facility so that at no time will more than $30 million in principal amount be outstanding under the Loan Agreement.

The Credit Facility otherwise matures and all outstanding amounts become due and payable on August 7, 2019. Upon the entry into the Credit Facility, the Company paid SVB a commitment fee of $75,000. Subject to certain exceptions, the Company will also be required to pay to SVB a fee of $300,000 if it terminates the Credit Facility prior to August 7, 2018. The Credit Facility is secured by substantially all of the Company’s assets, including the Company’s intellectual property.

Loans under the Credit Facility will bear interest through maturity at a variable annual rate based upon, at the Company’s option, and subject to certain conditions, an annual rate of either a prime rate or a LIBOR rate (each as customarily defined), plus an applicable margin which fluctuates based on the Company’s maintenance of an applicable liquidity ratio. The applicable margin is defined as a rate between 0.50% to 1.50% for prime rate advances and between 2.00% and 3.00% for LIBOR advances based on the Company’s maintenance of an applicable liquidity ratio. The fee for amounts undrawn under the formula-based revolving facility ranges from 0.25% to 0.375% based on the Company’s maintenance of a liquidity ratio.

The Credit Facility includes affirmative and negative covenants applicable to the Company and its subsidiaries. The affirmative covenants include, among others, covenants requiring the Company to maintain its legal existence and governmental approvals, deliver certain financial and accounts receivable reports and maintain insurance coverage. The Company must also maintain a liquidity ratio at minimum levels set forth in more detail in the Loan Agreement. The Company has also agreed from August 31, 2017 and for six months thereafter to keep loans outstanding under the Credit Facility in an amount equal to the lower of $15 million in principal or the amount available for borrowing under the borrowing base. The negative covenants include, among others, restrictions on the Company’s and its subsidiaries’ transferring collateral, making changes to the nature of the business of the Company or the applicable subsidiary, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, engaging in transactions with affiliates, making payments in respect of subordinated debt, creating liens and selling assets, in each case subject to certain exceptions.

The Credit Facility also includes events of default, the occurrence and continuation of which provide SVB with the right to demand immediate repayment of all principal and unpaid interest under the Credit Facility, and to exercise remedies against the Company and the collateral securing the Credit Facility, including its cash. These events of default include, among other things, the Company’s failure to pay any amounts due under the Credit Facility, a breach of covenants under the Credit Facility, the Company’s insolvency, the occurrence of a material adverse change, the occurrence of any default under certain other indebtedness and certain final judgments against the Company that are not covered by insurance.

SVB and/or their affiliates have from time to time provided and may in the future provide commercial banking and other banking and/or financial services to the Company and its affiliates, for which they received or may receive customary compensation and expense reimbursement.

The foregoing description of the Credit Facility and the Loan Agreement is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2017.

Item 1.02 Termination of a Material Definitive Agreement.

The Loan Agreement replaced the Company’s prior Credit Agreement dated as of July 29, 2013, as amended, among the Company, the lenders party thereto, the guarantors party thereto and Bank of America, N.A., as administrative agent, which was terminated effective August 7, 2017. The Company had no borrowings outstanding under the Credit Agreement and no penalties or fees were due in connection with the termination.

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2017, the Company publicly disseminated a press release announcing financial results for the second quarter ended July 1, 2017. The foregoing description is qualified in its entirety by reference to the Company’s press release, dated August 8, 2017, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 8, 2017 announcing financial results of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 8, 2017	CALIX, INC.

		By:	/s/ Cory Sindelar
Cory Sindelar
Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated August 8, 2017 announcing financial results of the Company.

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